UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2024

iWALLET CORP

(Exact name of registrant as specified in its charter)

NV	000-56347	27-1830013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Ryland St., Ste. 200A Reno, NV		89502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(858) 610-2958

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2024, iWallet Corporation (the “Company”) filed with the State of Nevada a Certificate of Designation designating 14,000,000 shares of its authorized preferred stock as Series A Preferred Stock, with each share of Series A preferred Stock having the following rights: (i) no voting rights; (ii) no dividend or liquidation preferences, but treated pari passu with the common stock; and (iii) conversion rights entitling the holder to convert each 1 share of Series A Preferred Stock into 1 share of common stock, subject to the following conversion limitations: (a) shares of Series A Preferred Stock are not convertible into common stock until at least 6 months following issuance, and (b) each holder is not permitted to convert per fiscal quarter more than 12.5% of its Series A Preferred Stock into common stock.

On May 23, 2024, the Company filed with the State of Nevada a Certificate of Designation designating 1,000,000 shares of its authorized preferred stock as Series B Preferred Stock, with each share of Series B Preferred Stock having the following rights: (i) super-voting rights such that the outstanding shares of Series B Preferred Stock shall always have two-thirds of the total voting rights of the Company’s capital stock; (ii) no dividend or liquidation rights; and (iii) no conversion rights (the Series B Preferred Stock is not convertible into common stock).

The foregoing descriptions of the Certificates of Designations are qualified in their entirety by the full text of the Certificates of Designation, which are filed as Exhibits 3.1 and 3.2 to, and incorporated by reference in, this report.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation, filed May 21, 2024

3.2	Certificate of Designation, filed May 23, 2024

104	Cover Page Interactive Data File (embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWALLET CORP

Date: May 24, 2024

By: /s/ Steven Cabouli
Steven Cabouli
Chief Executive Officer